UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2020, Fred Wagenhals voluntarily resigned as Secretary of the Company, effective immediately. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Fred Wagenhals will continue to serve as Chairman of the Board, President, Chief Executive Officer of the Company.

The Board approved and accepted Mr. Fred Wagenhals’s resignation as Secretary on August 27, 2020.

Tod Wagenhals – Appointment

On August 27, 2020, the Board appointed Mr. Tod Wagenhals, age 56 as Secretary of the Company.

The biography for Mr. Wagenhals is set forth below:

Mr. Wagenhals has significant experience in marketing and contract manufacturing, as well as overseeing companies day-to-day operations and production.

In 1992 Mr. Wagenhals was appointed Executive Vice President, Secretary, and a Director of Action Performance Companies, Inc., (Nasdaq:ACTN) a leader in the design, marketing and distribution of licensed motorsports collectibles and merchandising. His duties included managing the day-to-day operations of the company, new product development, and oversight of the company’s contract manufacturing operations in China. Mr. Wagenhals held those positions through 2000.

In 2001 he founded Tod Wagenhals, Inc. (TWI), a sales and marketing company. TWI designed, manufactured and distributed officially licensed sports and celebrity products, apparel, collectibles, and other memorabilia through contracts with the NFL, NASCAR, and other major professional sports organizations. TWI also marketed golf collectibles through a special division, Tour Fan Golf Collectibles, at major PGA Tour and PGA venues such as The PGA Championship and The Ryder Cup.

From 2008-2011 Mr. Wagenhals became a managing member, partner, and President of Kinesis Industries, LLC. Kinesis was established to develop, manufacture and distribute micro-generation renewable energy products, such as the K3 Wind and Solar Charger and e-chain charger for consumers worldwide.

In 2011-2017 Mr. Wagenhals worked as a managing partner for Winners Companies, LLC., which is a commercial development company. From 2017 to Present Mr. Wagenhals was appointed Executive Vice President of Ammo Incorporated. Mr. Wagenhals graduated with a Bachelor’s Degree in Communications from the University of Arizona in 1988 and also played on the University’s golf team from 1985-1988.

Family Relationships

Tod Wagenhals is the son of the Company’s Chief Executive Officer and Chairman of the board of directors, Fred Wagenhals.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: September 2, 2020	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer